UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 11, 2010
(Date of earliest event reported)

U.S. Precious Metals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

801 International Parkway, 5th Floor, Lake Mary, FL 32746

(Address of Principal Executive Offices)

(407) 566-9310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

U.S. Precious Metals, Inc., a Delaware corporation (the “Company” or “USPR”) sold an additional $195,000 in Convertible Promissory Notes (collectively, the “Notes”) as of June 18, 2010 to four accredited investors pursuant to the Subsequent Offering previously announced on the Current Report on Form 8-K filed with the SEC on June 4, 2010, which Subsequent Offering was subject to commissions equal to ten percent (10%) of the gross proceeds of the Notes and a warrant exercisable for ten percent (10%) of the common stock underlying the principal amount of the Notes issued in the Subsequent Offering.  The Subsequent Offering closed on June 18, 2010.

The terms of the Notes are: at the option of the holder, the Notes may be converted, at any time after September 1, 2010 and on or before the maturity date, into shares of USPR’s common stock (“Common Stock”) at the lesser of (a) the fifteen (15) day trading average of the Company’s Common Stock or (b) twenty-five cents ($0.25) (the “Conversion Price”); calculated at the earliest of (i) the completion of the sale of all the Notes; (ii) notification from the placement agent that it is terminating the Subsequent Offering or (iii) June 9, 2010 (the “Final Closing”); provided, however, that if USPR is actively negotiating its next financing or if USPR has entered into a definitive agreement providing for a change of control, optional conversion features will not be applicable.

The Notes bear simple, annual interest at 16%.  The maturity date of the Notes is the earliest to occur of: (i) an offering of securities by USPR in a transaction or series of related transactions in which at least $10,000,000 in gross proceeds is received by USPR (a “Qualified Financing”), (ii) a change of control; (iii) two (2) years from the respective Final Closing; or (iv) May 17, 2012.

If, prior to any optional conversion, the Company completes a Qualified Financing or experiences a change of control, the principal and outstanding interest will automatically convert into shares of USPR’s Common Stock at the respective Conversion Price.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act. The Offerings are being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2010, the Board of Directors of the Company approved a grant of shares of Common Stock, in the amounts set forth below to the Company’s named executive officers and each member of the Board in lieu of cash compensation for services rendered to the Company during calendar year 2010.  In the past, the same amounts have been granted but were issuable in the first quarter of the following calendar year.  This year, the shares are being issued on July 1, 2010, but no shares vest unless the officer or director serves in his position through December 31, 2010.  If any officer or director leaves the Company on or before December 31, 2010, all shares will be forfeited.  The number of shares granted to each officer and director are set forth below:

Name	Title	Number of Shares Granted
Jesus Oliveras	Chief Financial Officer	250,000 shares
David Burney	President	250,000 shares
M. Jack Kugler	Chief Executive Officer and Director	250,000 shares
Jerry Pane	Director	250,000 shares
Brian Russell	Director	250,000 shares
Sheldon Baer	Director	250,000 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler
Name: M. Jack Kugler
Title: Chief Executive Officer
Date: July 7, 2010